UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 28, 2024
KIORA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

332 Encinitas Blvd.
Suite 102
Encinitas, CA 92024
(858) 224-9600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	KPRX	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On July 1, 2024 (the “Effective Date”), the Board of Directors (the “Board”) of Kiora Pharmaceuticals, Inc. (the “Company”) appointed Lisa Walters-Hoffert as a member of the Board to fill the vacancy resulting from the resignation of Kenneth Gayron as described below. Ms. Walters-Hoffert will serve as a Class II director and will serve until the Company’s 2026 Annual Meeting of Stockholders and until her respective successor is duly elected and qualified or her earlier resignation or removal. Ms. Walters-Hoffert will also serve as chair of the Audit Committee of the Board and as a member of the Compensation Committee of the Board.

The Board has determined that Ms. Walters-Hoffert is independent under the rules of The Nasdaq Capital Market. As a non-employee director of the Company, Ms. Walters-Hoffert will receive compensation in the same manner of the Company’s other non-employee directors, as further described below.

Ms. Walters-Hoffert, age 65, was a co-founder of Daré Bioscience, Inc. and following the company’s merger with Cerulean Pharma, Inc. in July of 2017, became Chief Financial Officer of the surviving public company (Nasdaq: DARE) through January 2024. Ms. Walters-Hoffert previously served as an investment banker focused on small-cap public companies in the technology and life science sectors. From 2003 to 2015, Ms. Walters-Hoffert worked at Roth Capital Partners as Managing Director in the Investment Banking Division. Ms. Walters-Hoffert has held various positions in the corporate finance and investment banking divisions of Citicorp Securities in San José, Costa Rica and Oppenheimer & Co, Inc. in New York City, New York. Since 2019, Ms. Walters-Hoffert has served on the board of Flux Power Holdings, Inc. (Nasdaq: FLUX), a developer of advanced lithium-ion energy storage solutions, where she serves as chair of the Audit Committee and member of the Compensation Committee and Nominating and Corporate Governance Committee. Ms. Walters-Hoffert has served as a member of the Board of Directors of the San Diego Venture Group, as Past Chair of the UCSD Librarian’s Advisory Board, and as Past Chair of the Board of Directors of Planned Parenthood of the Pacific Southwest. Ms. Walters-Hoffert currently serves as a member of the Board of Directors of The Elementary Institute of Science in San Diego. Ms. Walters-Hoffert graduated from Duke University with a B.S. in Management Sciences.

There are no arrangements or understandings between Ms. Walters-Hoffert and any other person pursuant to which Ms. Walters-Hoffert was appointed as a director of the Company, and there are no family relationships between Ms. Walters-Hoffert and any director or executive officer of the Company. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Ms. Walters-Hoffert was or is to be a participant and in which any related person had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Appointment of Chief Financial Officer

On the Effective Date, the Company appointed Melissa Tosca, CPA as the Chief Financial Officer of the Company.

Ms. Tosca, age 44, has served as the Company’s Executive Vice President of Finance and its principal financial and accounting officer since September 2022. Ms. Tosca previously served as Executive Director of Finance and Corporate Treasurer for Neomorph from 2021 to 2022, where she managed the finance and accounting functions. She also served as Director of Finance and Accounting at Omniome from 2017 to 2021, building the accounting and finance infrastructure and managing financial operations. Prior to Omniome, she spent nine years at Caris Life Sciences from 2008 to 2017, serving in various leadership roles including Director of Finance and Accounting, Director of Financial Planning and Analysis and Senior Director of Sales Operations. She began her professional career in public accounting at Clifton Gunderson and later moved to Ernst & Young as an Audit Manager. Ms. Tosca is a Certified Public Accountant and holds a BS in Accounting from the University of Arizona.

In connection with Ms. Tosca’s appointment as Executive Vice President of Finance, the Company entered into an Offer Letter with Ms. Tosca on August 18, 2022 and effective as of September 13, 2022. Pursuant to the offer letter, Ms. Tosca received an annual base salary of $300,000 and she was entitled to receive a performance bonus with a target of up to 25% of her annual base salary for the applicable fiscal year. Effective as of the

Effective Date, Ms. Tosca's annual base salary was increased to $337,000 and her target bonus percentage was increased to 40%.

There are no family relationships between Ms. Tosca and any director or executive officer of the Company. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Ms. Tosca was or is to be a participant and in which any related person had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Resignation of Director

On June 29, 2024, Kenneth Gayron notified the Board that he would resign as a member of the Board and from the Audit Committee and Nominating and Corporate Governance Committee of the Board, effective as of the Effective Date. Mr. Gayron did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Compensation Changes

Effective as of the Effective Date, the Compensation Committee approved increases to the salaries and target bonus opportunity percentages for the Company’s executive officers. Brian M. Strem, Ph.D., the Company’s President and Chief Executive Officer, will receive a base salary of $569,000 and a target bonus opportunity of 55%. Eric Daniels, MD, MBA, the Company’s Chief Development Officer, will receive a base salary of $443,000 and a target bonus opportunity of 40%. Melissa Tosca, the Company’s Chief Financial Officer, will receive a base salary of $337,000 and a target bonus opportunity of 40%.

Non-Employee Director Compensation Policy

Also as of the Effective Date, the Board approved a revised non-employee director compensation policy to increase the additional cash retainer amount payable to the chair of the Board and to the chair of the Nominating and Corporate Governance Committee based upon the recommendation of the Compensation Committee. The policy, as revised, is set forth below.

Compensation of Independent Non-Employee Directors Upon Initial Election to the Board

Each new independent non-employee member that is elected to the Board will receive a grant of 1,778 non-statutory stock options under the Company’s 2024 Equity Incentive Plan (the “Plan”). Such option will be granted following his or her initial election to the Board and will be a non-statutory stock option to purchase shares of common stock with an exercise price equal to the fair market value of the Company’s common stock on the grant date. The initial option grant will vest with respect to all of the underlying shares on the first anniversary of the applicable grant date. For purposes of the director grant program, an independent non-employee director is a director who is not employed by the Company and who does not receive compensation from the Company (excluding the non-employee director compensation described herein) or have a business relationship with the Company that would require disclosure under certain SEC rules, and who has been determined to be independent as defined in Nasdaq Rule 5605(a)(2) by the Board.

Annual Equity Compensation of Independent Non-Employee Directors

On a date determined by the Board in its discretion, each independent non-employee director will be eligible to receive a non-statutory stock option to purchase 1,778 shares of the Company’s common stock with an exercise price equal to the fair market value of the Company’s common stock on the grant date. An independent non-employee director who receives an initial award will not receive the additional annual award in the same calendar year. Annual grants vest in full on the one-year anniversary of the grant date.

Annual Cash Compensation of Non-Employee Directors

Each independent non-employee director is entitled to receive the following cash compensation for board services, as applicable:

•	•$40,000 per year for service as a board of directors member other than non-executive chairman or lead independent director;

•	•$70,000 per year for service as non-executive chairman or lead independent director of the board of directors;

•	•$15,000 per year for service as chairman of the audit committee;

•	•$15,000 per year for service as chairman of the compensation committee;

•	•$8,000 per year for service as chairman of the nominating and corporate governance committee;

•	•$10,000 per year for service as non-chairman member of the audit committee;

•	•$7,500 per year for service as non-chairman member of the compensation committee; and

•	•$5,000 per year for service as non-chairman member of the nominating and corporate governance committee.

Adjustment for Meeting Attendance

Each of the cash amounts payable to independent non-employee directors listed above shall be reduced with respect to any given calendar year proportionally to the extent that a director does not attend, either telephonically or in person, more than 25% of the meetings of the Board or committees thereof on which such director serves, as applicable.

Item 7.01. Regulation FD Disclosure.

On July 1, 2024, the Company issued a press release announcing the appointment of Ms. Walters-Hoffert as a member of the Board, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Information contained on or accessible through any website reference in the press releases is not part of, or incorporated by reference in, this Current Report, and the inclusion of such website addresses in this Current Report by incorporation by reference of the press releases is an inactive textual references only.

Item 8.01.    Other Events.

On June 28, 2024, the Company received notice from The Nasdaq Stock Market LLC indicating that the Company has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2).

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Title

99.1	Press Release of Kiora Pharmaceuticals, Inc. dated July 1, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIORA PHARMACEUTICALS, INC.

By:	/s/ Melissa Tosca
Melissa Tosca
Chief Financial Officer
(Principal financial and accounting officer)

Date: July 1, 2024